Exhibit 107

CALCULATION OF FILING FEE TABLE
Form S-8
Immunome, Inc.
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2020 Equity Incentive Plan	457(c); 457(h)(1)	2,578,433 shares (2)	$8.65 (12)	$22,303,445.45	0.0001531	$3,414.66
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2020 Employee Stock Purchase Plan	457(c); 457(h)(1)	644,608 shares (3)	$7.353 (13)	$4,739,480.32	0.0001531	$725.61
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	601,400 shares(4)	$13.43(4)	$8,076,802.00	0.0001531	$1,236.56
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	250,000 shares(5)	$12.45(5)	$3,112,500.00	0.0001531	$476.52
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	378,800 shares(6)	$11.47(6)	$4,344,836.00	0.0001531	$665.19
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	210,500 shares(7)	$14.08(7)	$2,963,840.00	0.0001531	$453.76
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	45,000 shares(8)	$10.53(8)	$473,850.00	0.0001531	$72.55
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	51,000 shares(9)	$10.32(9)	$526,320.00	0.0001531	$80.58
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	Other	49,000 shares(10)	$8.94(10)	$438,060.00	0.0001531	$67.07
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Immunome, Inc. 2024 Inducement Plan	457(c); 457(h)(1)	414,300 shares(11)	$8.650(12)	$3,583,695.00	0.0001531	$548.66
Total Offering Amounts					$50,562,828.77		$7,741.17
Total Fee Offsets							$0.00
Net Fee Due							$7,741.17

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) of Immunome, Inc. (the “Registrant”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) and 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents additional shares of Common Stock reserved for future grant under the 2020 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2025 pursuant to the terms of the 2020 Plan. The 2020 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 Plan on January 1 of each calendar year through (and including) January 1, 2030, in an amount equal to the lesser of (a) 4% of the total number of shares of capital stock of the Registrant outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate no later than December 31st of the immediately preceding year.

(3)	Represents additional shares of Common Stock reserved for issuance under the 2020 ESPP as a result of the automatic increase in shares reserved thereunder on January 1, 2025 pursuant to the terms of the 2020 ESPP. The 2020 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 ESPP on January 1 of each calendar year through (and including) January 1, 2030. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 1,000,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

(4)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on October 3, 2024.

(5)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on October 7, 2024.

(6)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on October 31, 2024.

(7)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on December 2, 2024.

(8)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on January 2, 2025.

(9)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on February 3, 2025.

(10)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards granted on March 3, 2025.

(11)	Represents the shares of Common Stock reserved for grant under the Registrant’s 2024 Inducement Plan.

(12)	This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 18, 2025, as reported on the Nasdaq Capital Market.

(13)	This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 18, 2025 as reported on the Nasdaq Capital Market, multiplied by 85%. Pursuant to the 2020 ESPP, the purchase price of the shares of Common Stock will be 85% of the lesser of the fair market value of the Common Stock on the Offering Date or the Purchase Date (each as defined in the 2020 ESPP).